UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Financial Officer
On January 4, 2018, FTD Companies, Inc. (the “Company”) announced the appointment of Steven Barnhart, 56, as Executive Vice President and Chief Financial Officer, effective January 8, 2018. With this appointment, Mr. Barnhart will be the Company’s principal financial officer and principal accounting officer.

Most recently, Mr. Barnhart served as Senior Vice President and Chief Financial Officer of Bankrate, Inc., a leading publicly traded internet publisher, aggregator and distributor of personal finance content, from September 2014 until the sale of the company in November 2017. From August 2012 to June 2014, Mr. Barnhart served as Senior Vice President and Chief Financial Officer for Sears Hometown and Outlet Stores, a leading appliance retailer. From 2010 to 2012, he was Senior Vice President and Chief Financial Officer for Bally Total Fitness, which was a leading operator of fitness centers across the United States. From 2003 to 2009, Mr. Barnhart served in several roles with Orbitz Worldwide, an online travel company, including President and Chief Executive Officer (from 2007 to 2009), board member, Chief Financial Officer and Vice President of Planning. Prior to joining Orbitz Worldwide, Mr. Barnhart spent over 13 years working in a variety of finance and strategy roles at PepsiCo. Mr. Barnhart holds a Master of Business Administration in International Business and Finance from the University of Chicago and a Bachelor of Arts in Economics from the University of Chicago.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Barnhart and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Barnhart and any other person pursuant to which Mr. Barnhart was appointed. There are no transactions in which Mr. Barnhart has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Barnhart’s appointment, the Company entered into an employment agreement with Mr. Barnhart dated as of December 8, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Barnhart is eligible to receive a base salary of $475,000 per year and a target annual bonus of 100% of base salary, subject to certain corporate and individual performance criteria to be established by the Board of Directors. A 50% bonus payment is guaranteed for fiscal year 2018, prorated to reflect the period of time employed during such year. Mr. Barnhart is also eligible to participate in the employee benefit plans generally available to the Company’s other similarly situated executive officers. The Employment Agreement also required Mr. Barnhart to enter into customary confidentiality and non-competition agreements.
Pursuant to the Employment Agreement, if Mr. Barnhart’s employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive, with certain exceptions, an additional 12 months of vesting credit under his outstanding equity awards. The Employment Agreement also provides that if Mr. Barnhart’s employment is terminated without cause, or he resigns for good reason, in connection with a change in control or the execution of a definitive agreement for a change in control, then his outstanding equity awards will vest in full. If Mr. Barnhart’s employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a separation payment equal to the sum of (i) his then-current annual base salary and (ii) his target bonus for the fiscal year of termination. Mr. Barnhart will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination, as well as be eligible to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Barnhart’s employment is terminated due to his death or disability, then he (or his estate or beneficiaries) will receive, with certain exceptions, an additional 12 months of vesting credit under his outstanding equity awards as if each applicable award had been structured to vest in equal monthly installments over the vesting schedule for that award.
In addition, the Employment Agreement provides that Mr. Barnhart will receive a grant, which shall be made effective as of the third trading day after the Company announces its strategic plan to the public, of (i) 25,000 restricted stock units relating to the Company common stock (the “RSUs”), (ii) 40,000 performance stock units relating to the Company common stock (with 20,000 units based upon Company revenue and 20,000 units based upon Company EBITDA or similar targets) (the “PSUs”) and (iii) 125,000 options to purchase shares of Company common stock (the “Options”). The RSUs and Options shall vest at the rate of 25% on each of the first four anniversaries of the date of grant. The PSUs shall vest on the third anniversary of the date of grant (subject to achievement of the applicable target).
The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
* * * * *
In connection with the appointment of Mr. Barnhart as the Company’s Executive Vice President and Chief Financial Officer, Brian Cooper will step down from the position of Interim Chief Financial Officer, effective January 8, 2018. Mr. Cooper will be retained as a consultant for a two to four week period in order to promote a smooth transition of leadership.
Item 7.01    Regulation FD Disclosure.
In connection with the announcement of Mr. Barnhart’s appointment, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated January 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	January 5, 2018	By:	/s/ Scott D. Levin
		Name:	Scott D. Levin
		Title:	Executive Vice President, General Counsel and Secretary